AGREEMENT


      AGREEMENT made and entered into this 13th day of March, 1997, by and between NICARAGUAN-AMERICAN TOBACCO CO., INC., a corporation organized and existing under the laws of the State of Delaware and having its principal offices in the State of New Jersey (hereinafter, the "Importer") and CIGARS BY SANTA CLARA, N.A., INC., a corporation organized and existing under the laws of the State of North Carolina and having its principal offices in the State of North Carolina (hereinafter, the "Buyer").

      WHEREAS, Buyer requires a stable supply of its proprietary premium cigars; and

      WHEREAS, Importer has entered into an agreement with Nicaraguan-American Tobacco Sociedad Anonima, S.A. ("NATSA") in the form attached hereto as Exhibit A, pursuant to which NATSA has agreed to sell all of its premium cigar production exclusively to Importer; and

      WHEREAS, Importer is willing to sell such products exclusively to Buyer, and Buyer is desirous of purchasing such products from Importer throughout the period hereinafter specified;

      NOW THEREFORE, in consideration of the foregoing and the obligations of Importer and Buyer herein contained, the parties do hereby agree as follows:

      1. Quantity. Importer agrees to import for sale exclusively to Buyer, and Buyer agrees to purchase from Importer, a quantity of premium cigars equal to not less than all of the premium cigars annually imported by Importer from NATSA.

      2. Quality and Price. Importer understands and agrees that Buyer shall have the exclusive right to designate all products to be produced by NATSA for sale to Importer. Importer agrees that all premium cigars sold to Buyer hereunder shall be purchased from NATSA. Cigars provided to Buyer hereunder shall be of a quality and packaged in a manner approved by Buyer; it being understood that any premium cigars which are unsaleable at the time of delivery to Buyer shall be replaced by Importer at no charge to Buyer. The unit price charged to Buyer shall equal $100 per 1,000 units above amounts invoiced to Importer by NATSA.

      3. Force Majeure. Neither party hereto shall be liable for any failure by it to make or take any delivery hereunder, or for any delay by it in making or taking such delivery, if such failure or delay is due to any contingency which is beyond the reasonable control of such party, including, without limitation, acts of God, drought or other adverse weather conditions, earthquakes, flood, fires, explosions, wars, strikes, and any other causes beyond the reasonable control of the party in question whether of the kind herein enumerated or otherwise.

      4. Term. This Agreement shall become effective from the date first above written and shall continue in force for a period of one (1) year. This Agreement shall automatically be
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extended for nine (9) additional periods of one-year each unless Buyer shall give Importer written notice of termination at the end of the initial term or any such one-year period at least 120 days prior to the end of the initial term or such one-year period, as the case may be, in which event this Agreement shall terminate at the end of the initial term or such one-year period, as the case may be.

      5. Successors and Assigns. The benefits of this Agreement shall inure to the respective representatives and successors of the parties hereto, and the obligations assumed in this Agreement by the parties hereto shall be binding upon their respective successors.

      6. Assignment. Buyer shall have the right to sell or assign this Agreement. Importer may not assign this Agreement without the prior written consent of Buyer.

      7. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of North Carolina without reference to its choice of law provisions.


                            [signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its officer thereunto duly authorized as of the date first above written.


NICARAGUAN-AMERICAN TOBACCO               CIGARS BY SANTA CLARA,
      CO., INC.                                 N.A., INC.


By: /s/ Lewis I. Rothman                  By: /s/ Lewis I. Rothman
   -------------------------                  ------------------------
   Name:  Lewis I. Rothman                    Name:  Lewis I. Rothman
   Title: Secretary                           Title: President